As filed with the Securities and Exchange Commission on March 5, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-8536826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

201 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

(Address of principal executive offices, including zip code)

Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan

(Full title of the plan)

Chris A. Paul

Blueknight Energy Partners, L.P.

201 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

(Name and address of agent for service)

(405) 278-6400

(Telephone number, including area code, of agent for service)

Copy to:

Douglass M. Rayburn

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Units, representing limited partner interests	1,500,000 units(2)	$7.34	$11,010,000	$1,279.36

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), common units that may be issuable upon any unit split, unit dividend or similar transaction with respect to these common units are also being registered hereunder.
(2)	Represents common units reserved for issuance under the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan, as amended and restated effective as of April 29, 2014.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the common units as reported on The Nasdaq Global Select Market on February 26, 2015.

EXPLANATORY NOTE

This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, solely to register the issuance of an aggregate of up to 1,500,000 additional common units representing limited partner interests (“Common Units”) of Blueknight Energy Partners, L.P., all of which were authorized pursuant to an amendment and restatement of the Blueknight Energy G.P., L.L.C. Long-Term Incentive Plan approved by the Board of Directors of Blueknight Energy G.P., L.L.C., the Registrant’s general partner, on April 29, 2014 and the Registrant’s unitholders on June 23, 2014 (as amended to date, the “Plan”). The Registrant previously filed (i) a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on July 20, 2007 (File No. 333-144737) covering 1,250,000 Common Units authorized for issuance under the Plan and (ii) a Registration Statement on Form S-8 with the Commission on September 26, 2011 (File No. 333-177005) covering an additional 1,350,000 Common Units authorized for issuance under the Plan (the “Prior Registration Statements”). Except as supplemented by the information set forth herein, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference the following documents filed by it with the Commission:

(1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 12, 2014;

(2) the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed on May 7, 2014, August 6, 2014 and November 6, 2014, respectively;

(3) the Registrant’s Current Reports on Form 8-K filed with the SEC on filed on April 4, 2014, June 24, 2014, June 27, 2014, September 2, 2014, September 15, 2014, September 17, 2014 and January 26, 2015; and

(4) the description of the Registrant’s common units contained in the Registrant’s Registration Statement on Form 8-A/A, filed on September 14, 2011, and any subsequent amendment or report filed for the purpose of updating such descriptions.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this

Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	—	Amended and Restated Certificate of Limited Partnership of Blueknight Energy Partners, L.P. (the “Partnership”), dated November 19, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

4.2	—	Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated September 14, 2011 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed September 14, 2011, and incorporated herein by reference).

4.3	—	Amended and Restated Certificate of Formation of Blueknight Energy Partners G.P., L.L.C., dated November 20, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

4.4	—	Second Amended and Restated Limited Liability Company Agreement of Blueknight Energy Partners G.P., L.L.C., dated December 1, 2009 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed December 7, 2009, and incorporated herein by reference).

4.5	—	Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (as amended and restated effective April 29, 2014) (filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K, filed June 27, 2014, and incorporated herein by reference).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma, on March 5, 2015.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: March 5, 2015	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Hurley, Alex G. Stallings and Chris A. Paul, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark A. Hurley	Chief Executive Officer (Principal Executive Officer)
Mark A. Hurley		March 5, 2015

/s/ Alex G. Stallings	Chief Financial Officer and Secretary (Principal Financial Officer)
Alex G. Stallings		March 5, 2015

/s/ James R. Griffin	Chief Accounting Officer (Principal Accounting Officer)
James R. Griffin		March 5, 2015

/s/ Duke R. Ligon	Director
Duke R. Ligon		March 5, 2015

/s/ Steven M. Bradshaw	Director
Steven M. Bradshaw		March 5, 2015

/s/ John A. Shapiro	Director
John A. Shapiro		March 5, 2015

/s/ M.A. Loya	Director
M.A. Loya		March 5, 2015

/s/ Michael R. Eisenson	Director
Michael R. Eisenson		March 5, 2015

/s/ Jon M. Biotti	Director
Jon M. Biotti		March 5, 2015

/s/ Francis Brenner	Director
Francis Brenner		March 5, 2015

EXHIBIT INDEX

4.1	—	Amended and Restated Certificate of Limited Partnership of Blueknight Energy Partners, L.P. (the “Partnership”), dated November 19, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

4.2	—	Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated September 14, 2011 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed September 14, 2011, and incorporated herein by reference).

4.3	—	Amended and Restated Certificate of Formation of Blueknight Energy Partners G.P., L.L.C., dated November 20, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

4.4	—	Second Amended and Restated Limited Liability Company Agreement of Blueknight Energy Partners G.P., L.L.C., dated December 1, 2009 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed December 7, 2009, and incorporated herein by reference).

4.5	—	Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (as amended and restated effective April 29, 2014) (filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K, filed June 27, 2014, and incorporated herein by reference).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).